                                                                     Exhibit 2.2

                            SHARE OWNING SUBSIDIARIES
                             RESTRUCTURING AGREEMENT

         SHARE OWNING SUBSIDIARIES RESTRUCTURING AGREEMENT, dated as of July , 2000, by and among SEA CONTAINERS LTD., a Bermuda company ("SCL") SEA CONTAINERS HOUSE LTD., a Bermuda company and a wholly-owned subsidiary of SCL, ("SC HOUSE"), THE MARINE CONTAINERS INSURANCE CO. LTD., a Bermuda company and a wholly-owned subsidiary of SCL ("MARCON"), SEA CONTAINERS ASIA LTD., a Hong Kong company and a wholly-owned subsidiary of SCL ("SC ASIA"), SEA CONTAINERS HOLDINGS LTD., a Bermuda company and a wholly-owned subsidiary of SCL ("SC HOLDINGS"), [___________________________________], a Bermuda company and a wholly-owned subsidiary of SCL ("[SC SUB]"), and ORIENT EXPRESS HOTELS LTD., a Bermuda company and a wholly-owned subsidiary of SCL ("OEHL").

                                    RECITALS

         1. SCL's authorized share capital includes (i) Class A Shares (the "SCL CLASS A SHARES"), of which there are [16.7 million] such Shares issued and outstanding and (ii) Class B Shares (the "SCL CLASS B SHARES"), of which there are [14.7 million] such Shares issued and outstanding, of which 12,900,000 SCL Class B Shares are owned by four subsidiaries of SCL as set forth below:

                                                    Number of SCL
                   Company                       Class B Shares Owned
                   -------                       --------------------
                   SC House                            6,064,000
                   MarCon                              2,907,000
                   SC Asia                             2,853,000
                   SC Holdings                         1,076,000

         2. OEHL's authorized share capital includes (i) Class A Shares (the "OEHL CLASS A SHARES"), of which there are [23.4 million] such Shares issued and outstanding, all of which are owned by SCL and (ii) OEHL Class B Common Shares (the "OEHL CLASS B SHARES"), of which there are [20.5 million] such Shares issued and outstanding, all of which are owned by SCL.

         3. It is expected that SCL and OEHL will offer and sell OEHL Class A Shares to the public in an underwritten public offering (the "OEHL IPO") and that in connection with the OEHL IPO it may be desirable to adjust the number of OEHL Class A Shares and OEHL Class B Shares outstanding in order to be able to set the initial public offering price of the OEHL Class A Shares within a range recommended by the underwriters (the "IPO ADJUSTMENT").

         4. 4. It is expected that SCL will distribute all of the OEHL Class A Shares owned by SCL to the holders of SCL Class A Shares, and all of the OEHL Class B Shares owned by SCL to the holders of SCL Class B Shares (including to SC House, MarCon, SC Asia and SC Holdings) (the

"Spinoff"). It is currently expected that the Spinoff will be accomplished within approximately 180 days of the date of the OEHL IPO; however, that the parties recognize the possibility that the date of the Spinoff may be postponed as the result of the occurrence of unforeseen events or circumstances beyond the control of Sea Containers, which necessitate postponing the Spinoff.

         5. Prior to the OEHL IPO, SCL intends to transfer to OEHL all of its ownership of SC House, MarCon, SC Asia and SC Holdings, (collectively, the "OEHL SOSS"), and prior to such transfer SCL, SC Sub, and the OEHL SOSs desire to make certain mutual agreements regarding the purchase and voting of their SCL Class B Shares and their OEHL Class B Shares, and in that regard:

               (a) to the extent that such shares are not converted into OEHL Class A Shares or distributed in the Spinoff, SCL wishes to give SC House the option to purchase up to [18.1 million] OEHL Class B Shares (as such number may be adjusted by the IPO Adjustment) owned by SCL, and.

               (b) the OEHL SOSs wish (i) to give [SC Sub] the option to purchase up to 12,900,000 SCL Class B Shares owned by the OEHL SOSs and (ii) to agree to vote up to 12,900,000 SCL Class B Shares owned by the OEHL SOSs in accordance with the instructions of [SC Sub].

         6. The purpose of this Agreement is to set forth the agreements of the parties regarding (i) the respective purchase options and the voting rights of the SCL Class B Shares held by the OEHL SOSs and the OEHL Class B Shares by SCL and (ii) the transfer by SCL to OEHL of its ownership of SC House, MarCon, SC Asia and SC Holdings.

                                    * * * * *

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth below and intending to be legally bound hereby, the parties agree as follows:

                                   I. GENERAL

         SECTION 1. VOTING. From the date hereof, until the earlier of (a) the consummation of the Spinoff or (b) the fifth anniversary of the date of this Agreement, with respect to all matters on which holders of SCL Class B Shares are entitled to vote, the OEHL SOSs agree to vote all SCL Class B Shares which they hold in accordance with the written instructions of [SC Sub], except as provided in Section 6(v).

         SECTION 2. WAIVER OF DIVIDENDS AND DISTRIBUTIONS. Until the earlier of
(a) the consummation the sales effected upon the exercise of the purchase options granted to [SC Sub] pursuant to Section 3 hereof, or (b) the fifth anniversary of the date of this Agreement, except with respect to the Spinoff distribution and with respect to any stock dividend or stock split, reclassification or other change which would result in an adjustment pursuant to
Section 3(f) hereof,
the OEHL SOSs agree to waive all dividends and distributions to which they would otherwise be entitled to receive as the record owners of SCL Class B Shares.

                          II. [SC SUB] PURCHASE OPTIONS

         SECTION 3. [SC SUB] PURCHASE OPTIONS. At any time between (i) the earlier of (x) the Spinoff or (y) the second anniversary of the date of this Agreement and (ii) the fifth anniversary of the date of this Agreement, [SC Sub] shall have the right and options to purchase up to an aggregate maximum of 12,900,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below) from SC House, MarCon, SC Asia and SC Holdings, all on the terms and conditions set forth below:

         (a) SC HOUSE. [SC Sub] shall have the right to purchase from SC House, for cash, any or all SCL Class B Shares held by SC House, up to a maximum of 6,064,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below), at a price of $_____ per SCL Class B Share.

         (b) MARCON. [SC Sub] shall have the right to purchase from MarCon, for cash, any or all SCL Class B Shares held by MarCon, up to a maximum of 2,907,000 SCL Class B Shares (subject to adjustment as set forth in paragraph (f) below), at a price of $____ per SCL Class B Share.

         (c) SC ASIA. [SC Sub] shall have the right to purchase from SC Asia, for cash, any or all SCL Class B Shares held by SC Asia, up to a maximum of 2,853,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below), at a price of $____, per SCL Class B Share.

         (d) SC HOLDINGS. [SC Sub] shall have the right to purchase from SC Holdings, for cash, any or all SCL Class B Shares held by SC Holdings, up to a maximum of 1,076,000 SCL Class B Shares (subject to adjustment as set forth in paragraph (f) below), at a price of $_____ per SCL Class B Share.

         [SC Sub] covenants and agrees that is will exercise the [SC Sub] Purchase Options in full either (i) immediately following the Spinoff or (ii) if the Spinoff does not occur, no later than the day immediately preceding the fifth anniversary of the date of this Agreement.

         (e) [SC SUB] PURCHASE OPTIONS CLOSINGS. If [SC Sub] wishes to exercise its option to purchase SCL Class B Shares pursuant to this Section 3, it shall provide SC House, MarCon, SC Asia, or SC Holdings, as the case may be, a written notice (an "OPTION NOTICE") specifying the number of SCL Class B Shares to be purchased and the aggregate purchase price to be paid. The closing of a purchase of shares pursuant to this Section 3 shall take place at the offices of Appleby Spurling & Kempe, or at such other place as the parties shall agree, no later than 30 days after delivery of an Option Notice. At the time of a closing hereunder the purchase price shall be paid in cash and each certificate representing shares to be tendered shall be endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or description, other than set forth in this Agreement.

         (f) ADJUSTMENTS FOR STOCK DIVIDENDS AND SPLITS, RECLASSIFICATIONS AND MERGERS. In the event that there shall be a subdivision or combination of the outstanding shares of SCL Class B Shares into a greater or smaller number of shares (whether by stock dividend, stock split, reverse stock split or otherwise), the number of SCL Class B Shares subject to the purchase options set forth herein, and the purchase price for each such share, shall be proportionately adjusted. In the event of a reclassification or change in the outstanding SCL Class B Shares, or any consolidation or merger to which SCL is a party (except a merger which does not result in any reclassification or change in the outstanding SCL Class B Shares), or in the case of any sale or conveyance to another person or entity of all or substantially all of the assets of SCL for shares or securities of another entity or corporation, then and in each such event [SC Sub] shall have right to purchase from SC House, MarCon, SC Asia, or SC Holdings, as the case may be, the same kind and amount of shares and other securities of such other entity or corporation which were received by the holders of SCL Class B Shares upon any such reclassification, or merger, and the exercise price of the purchase option shall be appropriately adjusted.

             III. SC HOUSE PURCHASE OPTION IF SPINOFF DOES NOT OCCUR

         SECTION 4. SC HOUSE PURCHASE OPTION FROM SCL. (a) If the Spinoff does not occur, then at any time between (i) the second anniversary of the date of this Agreement and (ii) the fifth anniversary of the date of this Agreement, SC House shall have the right and option (the "SC HOUSE PURCHASE OPTION") to purchase, for cash, up to an aggregate maximum of [18.1 million] OEHL Class B Shares (subject to the IPO Adjustment and/or as set forth in paragraph (c) below) from SCL, at a price of $__ per OEHL Class B Share.

         (b) SC HOUSE PURCHASE OPTION CLOSING. If SC House wishes to exercise its option to purchase OEHL Class B Shares pursuant to this Section 4, it shall provide SCL a written notice (an "OPTION NOTICE") specifying the number of OEHL Class B Shares to be purchased and the aggregate purchase price to be paid. The closing of a purchase of shares pursuant to this Section 4 shall take place at the offices of Appleby Spurling & Kempe, or at such other place as the parties shall agree, no later than 30 days after delivery of an Option Notice. At the time of a closing hereunder the purchase price shall be paid in cash and each certificate representing shares to be tendered shall be endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or description, other than set forth in this Agreement.

         (c) ADJUSTMENTS FOR STOCK DIVIDENDS AND SPLITS, RECLASSIFICATIONS AND MERGERS. In the event that there shall be a subdivision or combination of the outstanding shares of OEHL Class B Shares into a greater or smaller number of shares (whether by stock dividend, stock split, reverse stock split or otherwise), the number of OEHL Class B Shares subject to the purchase option set forth herein, and the purchase price for each such share, shall be proportionately adjusted. In the event of a reclassification or change in the outstanding OEHL Class B Shares, or any consolidation or merger to which OEHL is a party (except a merger which does not result in any reclassification or change in the outstanding OEHL Class B Shares), or in the case of any sale or conveyance to another person or entity of all or substantially all of the assets of OEHL for shares or securities of another entity or corporation, then and in each such event SC House shall have right to purchase from SCL the same kind and amount of shares and other securities of such other entity or corporation which were received by the holders of OEHL Class B Shares upon any such reclassification, or merger, and the exercise price of the purchase option shall be appropriately adjusted.

                            IV. TRANSFER OF OEHL SOSS

         SECTION 5 TRANSFER OF OEHL SOSS. (a) SCL agrees that prior to the OEHL IPO, it will transfer and convey to OEHL all of its right, title and interest in and to all of the outstanding capital stock of each of SC Holdings, SC House, MarCon and SC Asia.

         (b) SCL agrees to consummate the transfer of the OEHL SOSs provided for in this Section 6 at a closing to be held at the offices of Appleby Spurling & Kempe, Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM EX, or at such other time or place as the parties shall mutually agree. At the closing, SCL shall deliver certificates representing all of the outstanding capital stock of each of SC Holdings, SC House, MarCon and SC Asia, in each case duly endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trust, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or descriptions, other than set forth in this Agreement.

                  V. REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH OEHL SOS. Each of SC Holdings, SC House, MarCon and SC Asia represents, warrants and covenants that:

         (i) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

         (ii) the execution, delivery and performance by it of this Agreement will not conflict with, require any consent, waiver or approval under, or result in a breach of default under, any of the terms of any contract, commitment or other obligation (written or oral) to which it is bound;

         (iii) the execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of it enforceable against it in accordance with its terms;

         (iv) it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement;

         (v) with respect to all matters on which the holders of SCL Class B Shares are entitled to vote at the SCL Shareholder Meeting, it covenants and agrees to vote all of the SCL Class B Shares held by it in favor of the Spinoff Proposals; and

         (vi) it covenants and agrees that, until the fifth anniversary of the date of this Agreement, it will not sell, transfer, pledge, hypothecate, encumber, assign, tender, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, voting, tender or other disposition of the SCL Class B Shares owned by it or any interest therein, except as contemplated pursuant to this Agreement; and

         (vii) SC House covenants that in the event that it has not previously exercised the SC House Purchase Options, it will do so in full on the fifth anniversary of the date of this Agreement.

         The representations, warranties and covenants contained herein shall be made as of the date hereof and as of the closings of each of the purchase options granted to [SC Sub] in Section 3 hereof.

         SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SCL. SCL represents, warrants and covenants that:

         (i) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

         (ii) the execution, delivery and performance by it of this Agreement will not conflict with, require any consent, waiver or approval under, or result in a breach of default under, any of the terms of any contract, commitment or other obligation (written or oral) to which it is bound;

         (iii) the execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of it enforceable against it in accordance with its terms;

         (iv) it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement; and

         (v) it covenants and agrees that, until the fifth anniversary of the date of this Agreement, it will not sell, transfer, pledge, hypothecate, encumber, assign, tender, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, voting, tender or other disposition of

[12,900,000] of the OEHL Class B Shares owned by it or any interest therein, except for conversions of such shares into OEHL Class A Shares, and except as contemplated pursuant to this Agreement.

         The representations, warranties and covenants contained herein shall be made as of the date hereof and as of the closing of the SC House Purchase Options

         SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF [SC SUB]. [SC] Sub] represents, warrants and covenants that:

         (i) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

         (ii) the execution, delivery and performance by it of this Agreement will not conflict with, require any consent, waiver or approval under, or result in a breach of default under, any of the terms of any contract, commitment or other obligation (written or oral) to which it is bound;

         (iii) the execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of it enforceable against it in accordance with its terms; and

         (iv) it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement.

         SECTION 8. SCL SHAREHOLDER MEETING. SCL intends to convene a meeting of the holders of SCL Class A Shares and SCL Class B Shares (the "SCL SHAREHOLDER MEETING") to seek shareholder approval of certain corporate actions in connection with the Spinoff (the "SPINOFF PROPOSALS"), including, without limitation:

         (i) the approval of alterations of the rights of holders of SCL Class A Shares and SCL Class B Shares set forth in Schedules 1 and 2 to SCL's Bye-Laws (relating to the rights and restrictions attaching to SCL Class B Shares and SCL Class A Shares, respectively) to permit (xx) the distribution in the Spinoff of OEHL Class A Shares exclusively to holders of SCL Class A Shares and (yy) the distribution in the Spinoff of OEHL Class B Shares exclusively to holders of SCL Class B Shares; and

         (ii) the approval of this Agreement.

         SECTION 9. COVENANTS OF SCL AND OEHL. Each of SCL and OEHL covenants and agrees to cause [SC Sub] and each OEHL SOS to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

                                VI. MISCELLANEOUS

         SECTION 10. AMENDMENTS. This Agreement may be amended if, and to the extent that, any such amendment is authorized pursuant to a resolution adopted by the Board of Directors of each of the parties hereto, and no amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by each party hereto, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

         SECTION 11. NOTICES. Any notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by telecopier or by registered or certified mail, postage paid, addressed to the respective parties as follows:

            IF TO SCL:                            IF TO OEHL:

            Sea Containers Ltd.                   Orient Express Hotels Ltd.
            41 Cedar Avenue                       41 Cedar Avenue
            Hamilton, Bermuda HMEX                Hamilton, Bermuda HMEX

            Attention:  Secretary                 Attention:  Secretary
            Telecopier No.:  441-292-8666         Telecopier No.:  441-292-8666


            IF TO SC HOLDINGS:                    IF TO SC HOUSE:

            Sea Containers Holdings Ltd.          Sea Containers House Ltd.
            41 Cedar Avenue                       41 Cedar Avenue
            Hamilton, Bermuda HMEX                Hamilton, Bermuda HMEX

            Attention:  Secretary                 Attention:  Secretary
            Telecopier No.:  441-292-8666         Telecopier No.:  441-292-8666

            IF TO MARCON:                         IF TO SC ASIA:

            The Marine Containers Insurance Ltd.  Sea Containers Asia Ltd.
            41 Cedar Avenue                       c/o Sea Containers House Ltd.
            Hamilton, Bermuda HMEX                41 Cedar Avenue
                                                  Hamilton, Bermuda HMEX

            Attention:  Secretary                 Attention:  Secretary
            Telecopier No.:  441-292-8666         Telecopier No.:  441-292-8666

            IF TO [SC SUB]:

            [SC Sub]
            41 Cedar Avenue
            Hamilton, Bermuda HMEX

            Attention:  Secretary
            Telecopier No.:  441-292-8666
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the Island of Bermuda.

         SECTION 13. SUBMISSION TO JURISDICTION. If any party shall have the right to seek recourse to a court with respect to any dispute arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, then any action or proceeding in respect of any such dispute shall be brought exclusively in the Courts of the Islands of Bermuda.

         SECTION 14. SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches, or threatened breaches, of the provisions of this Agreement and to enforce specifically this Agreement.

         SECTION 15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

         SECTION 16. HEADINGS. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

         SECTION 17. ENTIRE AGREEMENT. This Agreement, including any annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and of course of conduct and dealing between the parties hereto, with respect to the subject matter hereof.

         SECTION 18. SEVERABILITY. If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part by reason of any applicable law or public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

                      [The remainder of this page is blank]

         IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date and year first above written.

                                        SEA CONTAINERS LTD.

                                        By: __________________________
                                        Name:
                                        Title:

                                        SEA CONTAINERS HOLDINGS LTD.

                                        By: __________________________
                                        Name:
                                        Title:

                                        SEA CONTAINERS HOUSE LTD.

                                        By: __________________________
                                        Name:
                                        Title:

                                        THE MARINE CONTAINERS INSURANCE CO. LTD.

                                        By: __________________________
                                        Name:
                                        Title:

                                        SEA CONTAINERS ASIA LTD.

                                        By: __________________________
                                        Name:
                                        Title:

                                        [SC SUB]

                                        By: __________________________
                                        Name:
                                        Title:

                                        ORIENT EXPRESS HOTELS LTD.

                                        By: __________________________
                                        Name:
                                        Title:


                                       11